                                                  AMENDMENT No. 1
                                                      to the
                                     AMENDED AND RESTATED DECLARATION OF TRUST
                                                        of
                                        OPPENHEIMER DEVELOPING MARKETS FUND

         This  Amendment  Number 1 is made as of  September  26, 2002 to the Amended and  Restated  Declaration  of
Trust of Oppenheimer  Developing Markets Fund (the "Trust"),  dated as of December 14, 2000, by the duly authorized individual executing this Amendment on behalf of the Trustees of the Trust.

         WHEREAS,  the Trustees established  Oppenheimer  Developing Markets Fund as a trust fund under the laws of the  Commonwealth of  Massachusetts,  for the investment and  reinvestment of funds  contributed  thereto,  under a
Declaration of Trust dated May 7, 1996, as amended and restated as of December 14, 2000;

         WHEREAS,  the  Trustees,  acting  pursuant  to Section 12 of ARTICLE  NINTH,  of the  Trust's  Amended and
Restated  Declaration  of Trust dated  December 14,  2000,  desire to change the  registered  agent of the Trust as established under the Amended and Restated Declaration of Trust dated December 14, 2000;

         NOW, THEREFORE, the Trust's Amended and Restated Declaration of Trust is amended as follows:

         Article  FIRST of the  Trust's  Amended  and  Restated  Declaration  of Trust is amended by  changing  the registered agent as follows:

               The Registered Agent for Service of Process is CT Corporation  System,  101 Federal Street,
         Boston, MA 02110.

         Acting pursuant to Section 12 of ARTICLE NINTH,  the undersigned  signs this amendment by and on behalf of the Trustees.

                                                     Oppenheimer Developing Markets Fund

                                                        /s/ Denis R. Molleur
                                                        ---------------------
                                                        Denis R. Molleur,
                                                        Assistant Secretary